                                                                   EXHIBIT 4.13a

                      FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment to Credit Agreement (this "First Amendment") is entered into as of the 30th day of September, 1998, by and among The Wiser Oil Company, a Delaware corporation ("Borrower"), NationsBank, N.A. (successor by merger to NationsBank of Texas, N.A.), as Agent ("Agent"), and NationsBank, N.A. (successor by merger to NationsBank of Texas, N.A.) and Bank of Montreal, as Banks ("Banks").

                              W I T N E S S E T H

     WHEREAS, Borrower, Agent and Banks are parties to that certain Credit Agreement dated as of December 23, 1997 (as amended, the "Credit Agreement") (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

     WHEREAS, pursuant to the Credit Agreement, Banks have made a certain Loan to Borrower and provided certain other credit accommodations to Borrower; and

     WHEREAS, the Borrower has requested that certain of the financial covenants in the Credit Agreement be amended to relax the Company's obligations thereunder; and

     WHEREAS, the Borrower has advised the Banks that Borrower is preparing a written plan identifying and analyzing certain strategic actions Borrower intends to undertake to enhance Borrower's financial condition; and

     WHEREAS, the Banks have agreed to amend the financial covenants pursuant to Borrower's request but on the conditions that, among other things, (a) certain other provisions of the Credit Agreement be amended in certain respects, (b) Borrower agrees to provide Banks with a copy of the strategic plan referenced in the preceding paragraph, and (c) the Borrower and each Subsidiary of Borrower execute and deliver to Agent for the ratable benefit of Banks, deeds of trust, mortgages and other security documents creating first and prior liens and security interest on certain oil and gas properties owned by Borrower and its Subsidiaries; and

     WHEREAS, Borrower and Banks intend to establish the Borrowing Base in effect under the Credit Agreement.

     NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Agent and Banks hereby agree as follows:

     Section 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, the Credit Agreement shall be amended effective September 30, 1998 (the "Effective Date") in the manner provided in this Section 1.

     1.1. Additional Definitions. Section 1.1 of the Credit Agreement shall be amended to add the definitions of "First Amendment," "Initial Mortgaged Properties," "Redetermination," "Reserve Update," "Scheduled Redetermination," "Security Documents," "Special Redetermination," "Secondary Mortgaged Properties," and "Strategic Plan" which shall read in full as follows:

          "First Amendment" means that certain First Amendment to Credit Agreement dated as of September 30, 1998 among Borrower, Agent and Banks.

          "Initial Mortgaged Properties" means all right, title and interest of Borrower and the Subsidiary Guarantors in and to the oil and natural gas fields described on Schedule 1 to the First Amendment.

          "Redetermination" means any redetermination of the Borrowing Base pursuant to Section 3.2 or 3.3.

          "Reserve Update" means a report to be delivered by Borrower to each Bank pursuant to Section 3.1 hereof which shall be prepared by Borrower's in-house engineering staff and which shall set forth in reasonable detail any material changes to the reserve information set forth in the Reserve Report most recently delivered to Banks pursuant to Section 3.1 hereof, including (a) the results of Borrower's and its Subsidiaries' drilling activity, and (b) any material deviation in actual results from the information projected in such Reserve Report with respect to production volumes, product prices and operating costs.

          "Scheduled Redetermination" means any redetermination of the Borrowing Base pursuant to Section 3.2.

          "Secondary Mortgaged Properties" means all right, title and interest of Borrower and the Subsidiary Guarantors in and to the oil and natural gas fields described in Schedule 2 to the First Amendment.

          "Security Documents" has the meaning assigned to such term in Section 3A.1(a).

          "Special Redetermination" means any redetermination of the Borrowing Base pursuant to Section 3.3.

          "Strategic Plan" means a written plan which Borrower has advised the Banks Borrower is preparing which, when complete, will set forth certain strategic actions Borrower intends to pursue to enhance Borrower's financial position and operating results.

     1.2 Amendment to Definitions. The definitions of "Agent," "Determination Date," and "Loan Papers," contained in Section 1.1 of the Credit Agreement shall be amended to read in full as follows:

          "Agent" means NationsBank, N.A., successor by merger to NationsBank of Texas, N.A., in its capacity as agent for Banks hereunder or any successor thereto.

          "Determination Date" means (a) each November 30, February 28, May 31 and August 31 commencing November 30, 1998, and (b) with respect to any Special Redetermination, the effective date of any redetermination of the Borrowing Base made pursuant to a Special Redetermination as specified in any notice of such redetermination delivered by Agent to Borrower pursuant to Section 3.2 hereof.

          "Loan Papers" means this Agreement, the First Amendment, the Notes, each Subsidiary Guaranty, all Security Documents now or at any time hereafter delivered pursuant to Article IIIA, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

     1.3 Amendment to Cross Reference. Section 2.5 shall be amended to change the reference to "Section 3.3" therein from Section 3.3 to Section 3.4.

     1.4 Borrowing Base. Article III of the Credit Agreement shall be amended to read in full as follows:

                                 "ARTICLE III

                                Borrowing Base

          SECTION 3.1. Reserve Report; Reserve Update; Proposed Borrowing Base. As soon as available and in any event by February 20 and August 20 of each year, Borrower shall deliver to each Bank a Reserve Report prepared as of the immediately preceding January 1 and July 1 respectively. In addition to the foregoing, as soon as available and in any event by April 15 and October 15 of each year commencing October 15, 1998, Borrower shall deliver to each Bank a Reserve Update prepared as of the immediately preceding April 1 and October 1, respectively, which shall set forth the information described in the definition of such term contained in Section 1.1 hereof. Simultaneously with the delivery to Agent and each Bank of each Reserve Report and Reserve Update, Borrower shall notify each Bank of the amount of the Borrowing Base which Borrower requests become effective on or prior to the next Determination Date (or such date promptly following such Determination Date as Required Banks shall elect)."

          SECTION 3.2. Scheduled Redeterminations of the Borrowing Base; Procedures and Standards. Based in part on the Reserve Reports and Reserve Updates made available to Banks pursuant to Section 5.1, Banks shall redetermine the Borrowing Base on or prior to the next Determination Date (or such date promptly thereafter as reasonably possible based on the engineering and other information available to Banks). Any Borrowing Base which becomes effective as a result of any Redetermination of the Borrowing Base shall be subject to the following restrictions: (a) such Borrowing Base shall not exceed the Borrowing Base requested by Borrower pursuant to Sections 3.1 or 3.3 (as applicable), (b) such Borrowing Base shall not exceed the Total Commitment then in effect, (c) such Borrowing Base shall not exceed the Maximum Borrowing Base at any time after the Conversion Date, (d) to the extent such Borrowing Base represents an increase from the Borrowing Base in effect prior to such Redetermination, such Borrowing Base shall be approved by all Banks, and (e) any Borrowing Base which represents a decrease in the Borrowing Base in effect prior to such Redetermination, or a reaffirmation of such prior Borrowing Base, shall be approved by Banks holding seventy five percent (75%) of the Total Commitment. Each Redetermination shall be made by Banks in their sole discretion. Without limiting such discretion, Borrower acknowledges and agrees that Banks (i) may make such assumptions regarding appropriate existing and projected pricing for Hydrocarbons as they deem appropriate in their sole discretion,
     (ii) may make such assumptions regarding projected rates and quantities of future production of Hydrocarbons from the Mineral Interests owned by Borrower and the Subsidiaries as they deem appropriate in their sole discretion, (iii) may consider the projected cash requirements of Borrower and its Subsidiaries, (iv) will not consider any asset other than Proved Mineral Interests owned by Borrower and its Subsidiary Guarantors which are subject to first and prior Liens in favor of Agent for the ratable benefit of Banks to the extent required by Article IIIA hereof, and (v) may make such other assumptions, considerations and exclusions as Banks deem appropriate in the exercise of their sole discretion. It is further acknowledged and agreed that each Bank may consider such other credit factors as it deems appropriate in the exercise of its sole discretion and shall have no obligation in connection with any Redetermination to approve any increase from the Borrowing Base in effect prior to such Redetermination. Promptly following any Redetermination of the Borrowing Base, Agent shall notify Borrower of the amount of the Borrowing Base as redetermined, which Borrowing Base shall be effective as of the date specified in such notice, and shall remain in effect for all purposes of this Agreement until the next Redetermination."

          SECTION 3.3 Special Redetermination. (a) In addition to Scheduled Redeterminations, Required Banks shall be permitted to make a Special Redetermination of the Borrowing Base once in each calendar year. Any request by Required Banks pursuant to this Section 3.3(a) shall be submitted to Agent and Borrower.

          (b) In addition to Scheduled Redeterminations, Borrower shall be permitted to request a Special Redetermination of the Borrowing Base once in each calendar year. Such request shall be submitted to Agent and Required Banks and at the time of such request Borrower shall deliver to each Bank a Reserve Report. Together with such request, Borrower shall also notify each Bank of the Borrowing Base requested by Borrower in connection with such Special Redetermination.

          (c) Any Special Redetermination shall be made by Banks in accordance with the procedures and standards set forth in Section 3.2; provided, that, no Reserve Report will be required to be delivered to Banks in connection with any Special Redetermination requested by Required Banks pursuant to clause (a) above.

          SECTION 3.4. Borrowing Base Deficiency. (a) If a Borrowing Base Deficiency exists as a result of a Redetermination of the Borrowing Base, Borrower shall either (i) on or before the thirtieth (30th) day following the effective date of such Redetermination, make a prepayment of principal on the Loan in an amount equal to the amount of such Borrowing Base Deficiency, or (ii) make six (6) equal consecutive monthly prepayments of principal on the Loan, each of which shall be in the amount of one sixth (1/6th) of such Borrowing Base Deficiency. The first of such six (6) prepayments shall be due on the thirtieth (30th) day following the effective date of such Redetermination and each subsequent prepayment shall be due on the same day of each month thereafter (or if there is no corresponding day of any subsequent month, then on the last day of such month).

          (b) If a pre-existing Borrowing Base Deficiency increases as a result of any Redetermination of the Borrowing Base, then, in addition to any mandatory prepayments required pursuant to this Section 3.4 as a result of such preexisting Borrowing Base Deficiency, Borrower shall either (i) on or before the thirtieth (30th) day following the effective date of such Redetermination, make a principal payment on the Loan in an amount equal to the amount of such increase in such Borrowing Base Deficiency, or (ii) make six equal consecutive monthly prepayments of principal of the Loan, each of which shall be in an amount equal to one sixth (1/6th) of the increase in such Borrowing Base Deficiency. The first of such six (6) prepayments shall be due on the thirtieth (30th) day following the effective date of such Redetermination and each subsequent prepayment shall be due on the same day of each month thereafter (or if there is no corresponding day of any subsequent month, then on the last day of such month).

          (c) If a Borrowing Base Deficiency occurs or an existing Borrowing Base Deficiency increases as a result of any quarterly reduction of the Maximum Borrowing Base, then, on the date of such quarterly reduction in the Maximum Borrowing Base, Borrower shall make a prepayment of principal on the Loan in the amount of such Borrowing Base Deficiency. For purposes of this Section 3.4(c) and Section 3.4(a) and (b) above, if (i) the effective date of any Redetermination is also the date of any quarterly reduction in the Maximum Borrowing Base, and (ii) the Borrowing Base in effect immediately prior to such Redetermination is higher than the amount of the Maximum Borrowing Base as reduced on the effective date of any Redetermination, then the reduction in the Borrowing Base which becomes effective as a result of such Redetermination will be deemed to have resulted from the reduction in the Maximum Borrowing Base to the extent of the difference between the Borrowing Base in effect immediately prior to the effective date of any Redetermination and the Maximum Borrowing Base in effect as reduced on the effective date of such Redetermination.

          SECTION 3.5. Borrowing Base in Effect from Effective Date of First Amendment. Notwithstanding anything to the contrary contained herein, the Borrowing Base shall be $25,000,000 for the period commencing on the Effective Date of the First Amendment and continuing until the first Redetermination thereafter."

     1.5  Collateral.  The Credit Agreement shall be amended to add a new
Article IIIA thereto which shall read in full as follows:

                                 "ARTICLE IIIA

                           Collateral and Guarantees

          SECTION 3A.1. Security. (a) The Obligations shall be secured by first and prior Liens (subject only to Permitted Encumbrances) covering and encumbering the Initial Mortgaged Properties, the Secondary Mortgaged Properties and such other Mineral Interests owned by Borrower and its Subsidiaries which are specified by Required Banks from time to time. Promptly following the Effective Date of the First Amendment, and in all events not later than October 16, 1998 (in the case of the Initial Mortgaged Properties) and October 23, 1998 (in the case of the Secondary Mortgaged Properties), Borrower shall execute and deliver and shall cause each of the Subsidiary Guarantors to execute and deliver, to Agent for the ratable benefit of each Bank, mortgages, deeds of trust, security agreements, assignments of production and financing statements and such other documents, instruments, agreements, assignments, conveyances, amendments and other writings, including, without limitation, UCC-1 financing statements (each duly authorized and executed) (the "Security Documents") as Agent shall deem necessary or appropriate all in form and substance acceptable to Agent to grant, evidence and perfect first and prior Liens in all Initial Mortgaged Properties and Secondary Mortgaged Properties.

          (b) In addition to the Security Documents required by Section 3A.2(a), Borrower shall execute and deliver to Agent, for the ratable benefit of each Bank, such additional Security Documents granting, evidencing and perfecting the Liens required by Section 6.1(a) preceding with respect to such other Mineral Interests as Agent or Required Banks shall specify from time to time.

          (c) Any time Borrower is required to execute and deliver or cause its Subsidiaries to execute and deliver Security Documents to Agent pursuant to this Section 6.1, Borrower shall also deliver to Agent (i) such evidence of title as Agent shall deem necessary or appropriate to verify Borrower's and its Subsidiaries' title to the Mineral Interests which are subject to such Security Document (including, to the extent so requested by Agent, title opinions issued to Agent by title attorneys acceptable to Agent in is sole discretion, and (ii) opinions of counsel addressed to Agent and each Bank with respect to the validity, perfection and enforceability of the Liens created by such Security Documents and such other matters regarding such Security Documents as Agent shall reasonably request.

          SECTION 3A.2. Guarantees. Payment and performance of the Obligations shall be fully guaranteed by each Subsidiary Guarantor pursuant to a Subsidiary Guaranty."

     1.6 Reporting Requirements. Section 8.1 of the Credit Agreement shall be amended to add a new clause (1) thereto which shall read in full as follows:

          "(1) as soon as available, and in all events not later than November 30, 1998, a copy of the Strategic Plan."

     1.7 Financial Covenants. Sections 10.2 and 10.3 of the Credit Agreement shall be amended to read in full as follows:

          "Section 10.2 Ratio of Consolidated Funded Debt to Consolidated Total Capital of Borrower. Borrower's Consolidated Funded Debt will not exceed
     (a) seventy percent (70%) of Borrower's Consolidated Total Capital at any time through and including March 30, 1999, or (b) sixty five percent (65%) of Borrower's Consolidated Total Capital at any time on or after March 31, 1999.

          Section 10.3 Consolidated Interest Coverage Ratio. Borrower will not permit its Consolidated Interest Coverage Ratio (as defined in the Subordinate Note Indenture) to be less than (a) 2.0 to 1 as of the end of any fiscal quarter through and including, December 31, 1998, or (b) 2.5 to 1 as of the end of any fiscal quarter ending after December 31, 1998."

     1.8 Amendment to Default Section. Section 11.1 of the Credit Agreement shall be amended to (a) delete the word "or" at the end of clause (i) thereof,
(b) to insert the word "or" after the semicolon at the end of clause (j) thereof, and (c) to add a new clause (k) which shall read in full as follows:

          "(k) this Agreement or any other Loan Paper shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by any Credit Party, or any Credit Party shall deny that it has any further liability or obligation under any of the Loan Papers to which it is a party, or any Lien created by the Loan Papers shall for any reason (other than the release thereof in accordance with the Loan Papers) cease to be a valid, first priority, perfected Lien upon any of the Proved Mineral Interests purported to be covered thereby;"

     Section 2. Borrowing Base. The Borrowing Base shall be $25,000,000 from the Effective Date of this First Amendment until the next Redetermination.

     Section 3. Representations and Warranties of Borrower. To induce Banks and Agent to enter into this First Amendment, Borrower hereby represents and warrants to Banks and Agent as follows:

          (a) Each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Papers is true and correct on the date hereof and will be true and correct after giving effect to the amendments set forth in Section 1 hereof.

          (b) After giving effect to this Amendment, no Default or Event of Default has occurred which is continuing.

          (c) The execution, delivery and performance by Borrower of this First Amendment and each Security Document to be executed pursuant hereto are within Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or the Subsidiaries of Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower or the Subsidiaries of Borrower except Permitted Encumbrances.

          (d) This First Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms and, when executed and delivered pursuant hereto, each Security Document delivered hereunder will constitute the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor's rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

     Section 4. Post Closing Conditions. On or before October 16, 1998, Borrower shall deliver to Agent, for the benefit of the Banks, in addition to the Security Documents, opinions and evidence of title required by Section 3A.1(a), (a) such certificates of officers and Governmental Authorities, certified charter documents, resolutions of directors and other documents as Agent shall require to evidence the valid organization and existence of Borrower and the Subsidiary Guarantors and the due authorization, execution and delivery of this Amendment and the Security Documents to be executed and delivered pursuant hereto, and (b) an opinion of Thompson & Knight, counsel to Borrower and the Subsidiary Guarantors with respect to the due authorization, execution, delivery and enforceability of this Amendment and the Security Documents and such other matters related thereto as Agent shall require. The failure of Borrower to timely comply with this Section 4 shall constitute an Event of Default under and for all purposes of this Agreement and the other Loan Papers.

     Section 5.  Miscellaneous.

     5.1 Reaffirmation of Loan Papers. Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect.

     5.2 Parties in Interest. All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

     5.3 Legal Expenses. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Agent incurred by Agent in connection with the preparation, negotiation and execution of this First Amendment and all related documents.

     5.4 Counterparts. This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until all parties have executed a counterpart. Facsimiles shall be effective as originals.

     5.5 Complete Agreement. THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     5.6 Headings. The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.


                          [signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers on the date and year first above written.

                              BORROWER:

                              THE WISER OIL COMPANY,
                              a Delaware corporation


                              By:
                                 -------------------------------------
                              Name:
                                   -----------------------------------
                              Title:
                                    ----------------------------------

                              AGENT:

                              NATIONSBANK, N.A., successor by merger to NationsBank of Texas, N.A., as Agent


                              By:
                                 -------------------------------------
                                    Dale Wilson,
                                    Senior Vice President


                              BANK OF MONTREAL:



                              By:
                                 -------------------------------------
                              Its:
                                  ------------------------------------

                              BANK:

                              NATIONSBANK, N.A., successor by merger to NationsBank of Texas, N.A., as Agent


                              By:
                                 -------------------------------------
                                    Dale Wilson,
                                    Senior Vice President

                                  SCHEDULE 1

                                 Field Summary

--------------------------------------------------------------------------------
      Field                         State                          County
--------------------------------------------------------------------------------
Grayburg Jackson                  New Mexico                        Eddy
--------------------------------------------------------------------------------
Maljamar                          New Mexico                        Lea
--------------------------------------------------------------------------------
Dimmit Cherry Canyon                Texas                          Loving
--------------------------------------------------------------------------------
Wellman                             Texas                          Terry
--------------------------------------------------------------------------------
Dimmit NE Delaware                  Texas                          Loving
--------------------------------------------------------------------------------

                                 SCHEDULE 2


--------------------------------------------------------------------------------
Field                                  State                          County
--------------------------------------------------------------------------------
Blue Creek                         West Virginia                      Kahawha
--------------------------------------------------------------------------------
Basin Fruitland Coal                 New Mexico                     Rio Arriba
--------------------------------------------------------------------------------
Phil Power                             Texas                          Refugio
--------------------------------------------------------------------------------
Blanco Mesaverde                     New Mexico                     Rio Arriba
--------------------------------------------------------------------------------
Viejos Devonian                        Texas                           Pecos
--------------------------------------------------------------------------------
Utility Gas                           Kentucky                         Knox
--------------------------------------------------------------------------------
Basin Dakota                         New Mexico                     Rio Arriba
--------------------------------------------------------------------------------
Slash Ranch Pennsylvanian              Texas                          Loving
--------------------------------------------------------------------------------
Utility Gas                           Kentucky                         Clay
--------------------------------------------------------------------------------
Worsham-Bayer Ellenburger              Texas                          Reeves
--------------------------------------------------------------------------------
Utility Gas                           Kentucky                        Leslie
--------------------------------------------------------------------------------
Kay Jay                               Kentucky                         Bell
--------------------------------------------------------------------------------
Hatfield Gap                          Kentucky                         Bell
--------------------------------------------------------------------------------
Various                                Texas                          Various
--------------------------------------------------------------------------------
Various                             North Dakota                      Various
--------------------------------------------------------------------------------
Vidauri                                Texas                          Refugio
--------------------------------------------------------------------------------
Various                              New Mexico                       Various
--------------------------------------------------------------------------------
Blinebry                             New Mexico                         Lea
--------------------------------------------------------------------------------
Slash Ranch Fusselman                  Texas                          Loving
--------------------------------------------------------------------------------
Slash Ranch Ellenburger                Texas                          Loving
--------------------------------------------------------------------------------
Chapman Deep Fusselman                 Texas                          Reeves
--------------------------------------------------------------------------------
Gaffney Southwest                      Texas                          Goliad
--------------------------------------------------------------------------------
Phil Power                             Texas                          Goliad
--------------------------------------------------------------------------------